UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
NORTHERN OIL AND GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-3848122
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4350 Baker Road Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.001 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Explanatory Note
Northern Oil and Gas, Inc. (the “Company” or the “Registrant”) is filing this registration statement on Form 8-A with the U.S. Securities and Exchange Commission (the “SEC”), in connection with the registration pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of its common stock, par value $0.001 per share (“Common Stock”), in connection with the transfer of the listing of the Company’s Common Stock from the NYSE American LLC, where it is presently listed, to the New York Stock Exchange. The Company’s Common Stock was previously registered pursuant to Section 12(b) of the Exchange Act by the registration statement on Form 8-A, filed with the SEC on March 19, 2008 (File No. 001-33999) (the “Prior Form 8-A”), as amended by Amendment No. 1 to the Prior Form 8-A, filed with the SEC on June 22, 2018.
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock is set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-3 (File No. 333-255065), originally filed with the SEC on April 6, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates, and which is incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 14, 2022	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary